FOURTH AMENDMENT TO
FORUM FUNDS DISTRIBUTION AGREEMENT

This Fourth Amendment (the “Amendment”) to the Distribution Agreement (the “Distribution Agreement”) dated as of March 31, 2009 by and between Forum Funds, a Delaware statutory trust (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (“FFS”) is effective as of February 1, 2010 (the “Effective Date”).

WHEREAS, the Trust and FFS desire to amend Appendix A of the Distribution Agreement to reflect amendments to the list of Funds;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Distribution Agreement.

II.	Appendix A to the Distribution Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

III.	All other terms, conditions, provisions and sections of the Distribution Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the date set forth above.

FORUM FUNDS                                                                                                                            FORESIDE FUND SERVICES, LLC

By:  /s/ Stacey E. Hong____________                                                                                     By:  /s/ Richard J. Berthy____________
Print Name:  Stacey E. Hong                                                                                                        Print Name:  Richard J. Berthy
Title:  President                                                                                                                              Title:  Vice President

EXHIBIT A

AMENDED APPENDIX A TO THE
DISTRIBUTION AGREEMENT BETWEEN
FORUM FUNDS AND FORESIDE FUND SERVICES, LLC

APPENDIX A
Funds and Class of the Trust
As of February 1, 2010

FUND NAMES                                                                                                CLASS NAMES
Absolute Opportunities Fund	Institutional Shares
Absolute Strategies Fund	Institutional Shares and R Shares
Adams Harkness Small Cap Growth Fund
Beck, Mack & Oliver Global Equity Fund
Beck, Mack & Oliver Partners Fund
Auxier Focus Fund	Investor Shares, A Shares
The BeeHive Fund
Brown Advisory Growth Equity Fund	Institutional Shares and A Shares
Brown Advisory Intermediate Income Fund	Institutional Shares and A Shares
Brown Advisory Core International Fund	Institutional Shares
Brown Advisory Maryland Bond Fund	Institutional Shares
Brown Advisory Opportunity Fund	Institutional Shares and A Shares
Brown Advisory Small-Cap Growth Fund	Institutional Shares, A Shares and D Shares
Brown Cardinal Small Companies Fund	Institutional Shares and A Shares
Brown Advisory Value Equity Fund	Institutional Shares and A Shares
Brown Advisory Flexible Value Fund	Institutional Shares and A Shares
Brown Advisory Small Cap Fundamental Value Fund	Institutional Shares and A Shares
DF Dent Premier Growth Fund
Fountainhead Special Value Fund
Golden Large Cap Core Fund	Institutional Shares and Investor Shares
Golden Small Cap Core Fund	Institutional Shares and Investor Shares
Grisanti Brown Value Fund	Institutional Shares and Investor Shares
Lou Holland Growth Fund	Institutional Shares , Investor Shares, and A Shares
Merk Hard Currency Fund (proposed effective date 3/1/10)	Investor Shares, Institutional Shares
Merk Asian Currency Fund (proposed effective date 3/1/10)	Investor Shares, Institutional Shares
Merk Absolute Return Currency Fund (proposed effective date 3/1/10)	Investor Shares, Institutional Shares
Payson Total Return Fund
Polaris Global Value Fund

Utendahl Credit Floating NAV Fund (proposed effective date 3/1/10)
Utendahl Government Floating NAV Fund(proposed effective date 3/1/10)
Utendahl Floating NAV Fund(proposed effective date 3/1/10)
Waterville Large Cap Value Fund	Institutional Shares and Investor Shares

FORUM FUNDS                                                                           FORESIDE FUND SERVICES, LLC

By:  /s/ Stacey E. Hong                                                              By: /s/ Richard J. Berthy
Print Name:  Stacey E. Hong                                                       Print Name:  Richard J. Berthy
Title:  President                                                                             Title:  Vice President